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                                                            EXHIBIT 99.B(a) 2.a.

     ARTICLES SUPPLEMENTARY FOR AMERICAN NATIONAL INVESTMENT ACCOUNTS, INC.

                            Classification of Shares


         Pursuant to the provisions of Section 2-208.1 of the Maryland General Corporation Law, American National Investment Accounts, Inc. (the "Corporation") adopts the following Articles Supplementary:

                                   ARTICLE ONE

         The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

                                   ARTICLE TWO

         Prior to the classification of shares described in Article Five herein, the Corporation had two billion (2,000,000,000) shares of $0.01 par value common stock authorized. The aggregate par value of the Corporation's stock was twenty million dollars ($20,000,000).

                                  ARTICLE THREE

         Following the classification of shares described in Article Five herein, the Corporation has two billion (2,000,000,000) shares of $0.01 par value common stock authorized. The aggregate par value of the Corporation's stock is twenty million dollars ($20,000,000.00).

                                  ARTICLE FOUR

         Prior to the classification of shares described in Article Five herein, the Corporation had the following four single-class series of shares: the Growth Portfolio, comprised of fifteen million (15,000,000) shares of $0.01 par value stock with an aggregate par value of one hundred fifty thousand dollars ($150,000); the Managed Portfolio, comprised of twenty million (20,000,000) shares of $0.01 par value stock with an aggregate par value of two hundred thousand dollars ($200,000); the Balanced Portfolio, comprised of fifteen million (15,000,000) shares of $0.01 par value stock with an aggregate par value of one hundred fifty thousand dollars ($150,000); and the Money Market Portfolio, comprised of fifty million (50,000,000) shares of $0.01 par value stock with an aggregate par value of five hundred thousand dollars ($500,000).

                                  ARTICLE FIVE

         In accordance with Section 2-105(c) of the Maryland General Corporation Law and Article V of the Corporation's Articles of Incorporation, the Board of Directors of the Corporation passed a resolution classifying shares of the Corporation's authorized but unissued and unclassified $0.01 par value common stock as follows: one hundred million (100,000,000) shares as shares of the Growth Portfolio; one hundred million (100,000,000) shares as shares of the Managed Portfolio; one hundred million (100,000,000) shares as shares of the Balanced Portfolio; and one billion (1,000,000,000) shares as shares of the Money Market Portfolio. All such shares shall continue to have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption described in the Corporation's Articles of Incorporation.

                                   ARTICLE SIX

         Following the classification of shares described in Article Five herein, the Corporation has the following four single-class series of shares: the Growth Portfolio, comprised of one hundred fifteen million (115,000,000) shares of $0.01 par value stock with an aggregate par value of one million one hundred fifty


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thousand dollars ($1,150,000); the Managed Portfolio, comprised of one hundred twenty million (120,000,000) shares of $0.01 par value stock with an aggregate par value of one million two hundred thousand dollars ($1,200,000);the Balanced Portfolio, comprised of one hundred fifteen million (115,000,000) shares of $0.01 par value stock with an aggregate par value of one million one hundred fifty thousand dollars ($1,150,000); and the Money Market Portfolio, comprised of one billion fifty million (1,050,000,000) shares of $0.01 par value stock with an aggregate par value of ten million five hundred thousand dollars ($10,500,000).

         IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the 8th day of March, 2000.

ATTEST:                              American National Investment Accounts, Inc.



     Teresa Axelson                       By:    /s/ Michael W. McCroskey
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  Teresa E. Axelson, Secretary                Michael W. McCroskey, President


         THE UNDERSIGNED, President of American National Investment Accounts, Inc., who executed on behalf of said corporation, the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                                 /s/ Michael W. McCroskey
                                              ------------------------------
                                               Michael W. McCroskey, President

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